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                                  EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
The Rouse Company:

     We consent to the incorporation herein by reference of our report dated February 20, 2003, except as to note 18, which is as of March 7, 2003, relating to the consolidated financial statements and related schedules of The Rouse Company (the "Company") and subsidiaries as of December 31, 2002 and 2001 and for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

     Our report refers to the adoption by the Company of Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and the provisions related to the rescission of SFAS 145, Rescission of FASB Statements No. 4, 44 and 64 and Amendment of FASB Statement No. 13 and Technical Corrections, in 2002.

Baltimore, Maryland
April 11, 2003